UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   January 26, 2010

NXT Nutritionals Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-147631
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

56 Jackson Street
Holyoke, MA 01040
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(413) 533-9300
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 26, 2010, with the majority written consent of the board of directors (the “Board”) of NXT Nutritionals Holdings, Inc. (the “Company”),  the Company entered into an Employment Agreement with Mark A. Giresi, pursuant to which Mr. Giresi was appointed as the Chief Operating Officer of the Company.  As the date of this filing, Mr. Giresi also serves on the Board of the Company. Mr. Giresi does not have any family relationship with any other director or executive officer of the Company.

A copy of the Employment Agreement dated January 26, 2010 is attached hereto as Exhibit 10.1.

Mark A. Giresi, COO, Director

Mark A. Giresi is a retail executive with almost 25 years of experience in various operations and legal roles in the United States and internationally.  Most recently, he served as Executive Vice President, International for Limited Brands, Inc., a $9 billion dollar specialty retail business trading under the Victoria’s Secret, Bath & Body Works, White Barn Candle Co., and Henri Bendel brands. In that role, he led the development of the Company’s International growth strategy and the day-to-day management of the growth of Victoria’s Secret and Bath & Body Works outside of the United States.  In May 2005, he was appointed EVP, Retail Operations, responsible for the Company’s Real Estate, Store Design and Construction, Visual Merchandising, Store Operations, and Loss Prevention and Brand Protection functions.  He was on the Executive Committee of the Company, responsible for its strategy and the overall business performance of its branded specialty retail businesses. Mr. Giresi joined Limited Brands in February, 2000 as Vice President of Store Operations and in August, 2001 was promoted to Senior Vice President, Chief Stores Officer for the Company’s almost 4,000 retail stores.

Prior to joining Limited Brands, Mr. Giresi was Senior Vice President of U.S. Franchise Operations and Development for Burger King Corporation, responsible for the restaurant operations and support to almost 8,000 franchise-owned and operated stores together with all real estate investments in the U.S. business.  From 1993 through 1998 he held the position of Senior Vice President, Worldwide General Counsel and Secretary for Burger King.  During that time, he was also a member of the Board of Directors of Restaurant Services, Inc., the independent purchasing cooperative for the U.S. Burger King System.  He began his career with Burger King as a real estate attorney in 1985 and has published numerous articles and spoken on various franchise and intellectual property law topics. Mr. Giresi was a member of the first United States – South Africa Commercial Law Delegation established by the United States Department of Commerce and the government of South Africa.

Mr. Giresi has served on several philanthropic and business association boards, including the Board of Directors of the Beacon Council, the business development agency for Miami-Dade County, Florida, the Miami Philharmonic, the International Franchise Association and the Boys and Girls Clubs of Columbus, Ohio where he served as the Treasurer and a member of the Executive and Human Resources Committees. He currently serves on the Board of Directors of UFood Grille, a publicly-traded, franchised restaurant business, and on the audit committee of Fiduciary Trust International of the South, an investment management firm.

Mr. Giresi is a past recipient of the Italian-American businessman of the year by the National Italian American Foundation in South Florida. In 2004, he received the Champions Award from Safe Horizons, a leading domestic violence prevention organization in New York City.  He is an attorney at law of the State of New Jersey. He earned a law degree in 1983 from Seton Hall University and a Bachelor of Science degree in accounting in 1980 from Villanova University.

ITEM 9.01.  FINANCIAL STATEMENT AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

10.1	Employment Agreement with Mark A. Giresi dated January 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NXT Nutritionals Holdings, Inc.

By:	/s/ Francis McCarthy
Francis McCarthy President & Chief Executive Officer

Dated: January 27, 2010